                          Fourth Supplemental Indenture
                              7 1/4% Notes due 2004

                           Dated as of October 4, 2001

     This is a Fourth Supplemental Indenture (this "Supplemental Indenture") by and among Saks Incorporated, a Tennessee corporation (the "Company"), the Company's subsidiaries appearing on the signature pages hereto, as Guarantors (the "Guarantors"), and Bank One Trust Company, National Association (successor in interest to The First National Bank of Chicago), as Trustee (the "Trustee"). All capitalized terms herein but not defined shall have the meanings ascribed to them by the Indenture (as defined below).

                             Preliminary Statements

     A. In accordance with Section 9.02 of the Indenture dated as of November 25, 1998 (as amended, modified and supplemented, the "Indenture"), by and among the Company, the Guarantors and the Trustee, relating to the Company's 7 1/4% Notes due 2004 (the "Notes"), the Trustee, the Company, the Guarantors and Holders of a majority in aggregate principal amount of the Outstanding Notes have agreed to amend the Indenture as of the date hereof.

     B. All things necessary to make this Supplemental Indenture a valid supplement to the Indenture according to its terms have been done.

                             Amendments to Indenture

     The parties to this Supplemental Indenture agree as follows:

     Section 10.16 of the Indenture is hereby deleted in its entirety and the following new Section 10.16 shall be substituted in lieu thereof:

          "Section 10.16 Exempted Debts.
                         --------------

          Notwithstanding the restrictions in this Indenture contained in Sections 10.11 and 10.13, the Company or its Subsidiaries may, in addition to amounts permitted under such restrictions, issue, assume or guarantee Indebtedness secured by Liens, or enter into Sale and Leaseback Transactions; provided, however, that, after giving effect thereto, the aggregate outstanding amount of all such Indebtedness secured by Liens plus Attributable Debt resulting from such Sale and Leaseback Transactions (collectively, the "Exempted Debt") does not exceed 17.5% of Consolidated Net Tangible Assets at the time such Lien is granted or at the time such Sale and Leaseback Transaction is entered into."

                         [Signatures on following pages]


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                                     SAKS INCORPORATED

                                     By: /s/ Charles J. Hansen
                                         ----------------------------
                                         Senior Vice President and
                                          Assistant Secretary

Attest: /s/ Scott A. Honnold
        --------------------------
        Vice President and
         Assistant Secretary

                                     BANK ONE TRUST COMPANY,
                                      NATIONAL ASSOCIATION

                                     By: /s/ Benita A. Pointer
                                         ----------------------------
                                         Title: Account Executive

Attest: /s/ Janice Ott Rotunno
        --------------------------
       Title: Vice President and
               Assistant Secretary


                       [Signatures continued on next page]

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                                   GUARANTORS

                                    Parisian, Inc.
                                    McRae's, Inc.
                                    McRae's Stores Partnership
                                     By: McRae's, Inc., Managing General Partner
                                    McRae's Of Alabama, Inc.
                                    New York City Saks, LLC
                                    Saks Holdings, Inc.
                                    Saks & Company
                                    Saks Fifth Avenue, Inc.
                                    Saks Fifth Avenue Of Texas, Inc.
                                    Saks Fifth Avenue Texas, L.P.
                                    Saks Direct, Inc.
                                     (formerly SFA Folio Collections, Inc.)
                                    Saks Fifth Avenue Distribution Company
                                    Herberger's Department Stores, LLC
                                    Carson Pirie Holdings, Inc.
                                    Saks Distribution Centers, Inc.
                                    Saks Shipping Company, Inc.
                                    McRae's Stores Services, Inc.
                                    Jackson Leasing, LLC
                                    McRIL, LLC
                                    SCCA, LLC
                                    SCIL, LLC
                                    SFAILA, LLC
                                    SCCA Store Holdings, Inc.
                                    PMIN General Partnership
                                     By: Parisian, Inc., Managing Partner


                                   By: /s/ Charles J. Hansen
                                       -----------------------------
                                       Senior Vice President
                                        and Secretary


Attest: /s/ Scott A. Honnold
        ------------------------
        Title: Vice President

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